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December 24, 1996

Mr. Dale Holmes
Chief Financial Officer
SubMicron Systems Corporation
6620 Grant Way
Allentown, Pennsylvania 18106



Dear Mr. Holmes:

This is to confirm that the client-auditor relationship between SubMicron Systems Corporation (Commission File Number 0-19507) and Arthur Andersen LLP has ceased.

Very truly yours,


ARTHUR ANDERSEN LLP

MB

Copy to:        Office of the Chief Accountant
                SECPS Letter File
                Securities and Exchange Commission
                Mail Stop 9-5
                450 Fifth Street, N.W.
                Washington, D.C. 20549